Exhibit 21.1

List of Subsidiaries of Trade Street Residential, Inc.

NAME OF SUBSIDIARY	JURISDICTION OF FORMATION
BREF/BSP Partners/Maitland, LLLP	Delaware
BREF-Maitland, LLC-	Florida
BREF-Maitland GP, LLC	Florida
BREF/ Midlothian, LLC	Florida
BREF-Venetian	Florida
BSF-Arbors River Oaks, LLC	Florida
BSF/BR Augusta JV, LLC	Delaware
BSF/BR Augusta, LLC	Florida
BSF Lakeshore	Florida
BSF Trails, LLC	Florida
JLC/BUSF Associates, LLC	Delaware
MTC-East, LLC	Georgia
TS Aventine, LLC	Delaware
TS Brier Creek, LLC	Delaware
TS Craig Ranch , LLC	Delaware
TS Creekstone, LLC	Delaware
TS Goose Creek, LLC	Delaware
TS Manager, LLC	Florida
TS Miller Creek, LLC	Delaware
TS New Bern, LLC	Delaware
TS Talison Row, LLC	Delaware
TS Vintage, LLC	Delaware
TS Westmont, LLC	Delaware
Beckanna Partners, LLC	North Carolina
Fox Partners, LLC	Texas
Merce Partners, LLC	Texas
Millenia 700, LLC	Florida
Millenia Phase II	Delaware
Pointe at Canyon Ridge, LLC	Georgia
Post Oak JV, LLC	Florida
River Oaks Partners, LLC	Texas
Trade Street Investment Adviser, LLLP	Florida
Trade Street OP GP, LLC	Delaware
Trade Street Operating Partnership LP	Delaware
Trade Street Property Management	Florida
Trade Street TRS, Inc.	Delaware
Wake Forest Apartments~~,~~ LLC	Delaware